UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019
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Alta Mesa Holdings, LP
(Exact Name of Registrant as Specified in Charter)
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Texas	333-173751	20-3565150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On August 13, 2019, Alta Mesa Holdings, LP (the “Company”) received notice from the administrative agent, under the Eighth Amended and Restated Credit Agreement dated February 9, 2018 (as amended, the "Alta Mesa RBL"), that the borrowing base was reduced from $370 million to $200 million. The Company's combined borrowings and letters of credit outstanding exceed the new borrowing base by $162.4 million. As provided under the Alta Mesa RBL, the Company will elect to repay the excess utilization in 5 equal monthly installments of $32.5 million, the first of which will be due in September 2019. As of July 31, 2019, the Company had cash on hand of approximately $79.7 million. The new borrowing base will be in effect until the next borrowing base redetermination, which is scheduled to be completed on or before November 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Holdings, LP
By: Alta Mesa Holdings GP, LLC, its general partner

Date: August 15, 2019	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer